POWER OF ATTORNEY

The undersigned, Michael J. Castellano, Richard E. Cavanagh, Cynthia L. Egan, Frank J. Fabozzi, R. Glenn Hubbard, W. Carl Kester, Catherine A. Lynch, Karen P. Robards, Robert Fairbairn and John M. Perlowski, Directors/Trustees of each of BlackRock MuniYield Quality Fund, Inc. (“MQY”), BlackRock MuniHoldings Fund, Inc. (“MHD”), BlackRock Municipal Income Trust II (“BLE”) and BlackRock New York Municipal Income Trust (“BNY” and collectively with MQY, MHD and BLE, the “Funds”), hereby authorize John M. Perlowski, Neal J. Andrews, Jay M. Fife, Jennifer McGovern, Scott Hilton and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-14 for each Fund or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 30th day of June, 2020.

Signature	Title

/s/ Michael J. Castellano Michael J. Castellano	Director/Trustee

/s/ Richard E. Cavanagh Richard E. Cavanagh	Director/Trustee

/s/ Cynthia L. Egan Cynthia L. Egan	Director/Trustee

/s/ Frank J. Fabozzi Frank J. Fabozzi	Director/Trustee

/s/ R. Glenn Hubbard R. Glenn Hubbard	Director/Trustee

/s/ W. Carl Kester W. Carl Kester	Director/Trustee

/s/ Catherine A. Lynch Catherine A. Lynch	Director/Trustee

/s/ Karen P. Robards Karen P. Robards	Director/Trustee

/s/ Robert W. Fairbairn Robert W. Fairbairn	Director/Trustee

/s/ John M. Perlowski John M. Perlowski	Director/Trustee

[Signature Page to Power of Attorney for Registration Statements on Form N-14]